UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2020

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2020, Catalent Pharma Solutions, Inc. (the “Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), completed its previously announced private offering of €825.0 million aggregate principal amount ($903.4 million U.S. dollar equivalent) of its 2.375% Senior Notes due 2028 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by all of the wholly owned U.S. subsidiaries of the Operating Company that guarantee its senior secured credit facilities. The Notes were issued pursuant to an indenture, dated as of March 2, 2020 (the “Indenture”), by and among the Operating Company, the subsidiary guarantors named therein (the “Guarantors”), Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar.

The Notes and the related guarantees were offered in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons reasonably believed to be non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on March 1, 2028. Interest on the Notes accrues at the rate of 2.375% per annum and is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2020.

The Operating Company used the net proceeds from the sale of the Notes to (i) redeem in full its euro-denominated 4.750% senior notes due 2024 (the “2024 Notes”), plus any accrued and unpaid interest thereon, (ii) repay all outstanding euro-denominated term loans under its senior secured credit facilities, plus any accrued and unpaid interest thereon, (iii) pay related fees and expenses, and (iv) provide cash on its balance sheet for general corporate purposes, including capital expenditures.

The Notes are unsecured senior obligations of the Operating Company and will rank equally in right of payment with all of its existing and future unsubordinated indebtedness, rank senior in right of payment to any of its future indebtedness that expressly provides for its subordination to the Notes, be structurally subordinated to all of the existing and future indebtedness and other liabilities of its subsidiaries that are not guarantors of the Notes, and be effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the Operating Company’s senior secured credit facilities). The guarantees will be unsecured senior obligations of the Guarantors and will rank equally in right of payment with all of the Guarantors’ existing and future unsubordinated indebtedness, senior in right of payment to any future indebtedness of the Guarantors that expressly provides for its subordination to the guarantees, and be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness (including the Guarantors’ guarantees of the Operating Company’s obligations under its senior secured credit facilities). The Notes are not guaranteed by either PTS Intermediate Holdings LLC or the Company, the direct and indirect parent companies of the Operating Company. The Notes and the guarantees rank equally to the Operating Company’s existing 4.875% Senior Notes due 2026 and 5.00% Senior Notes due 2027 and related guarantees.

The Operating Company may redeem some or all of the Notes prior to March 1, 2023 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the “Applicable Premium” (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Operating Company may redeem some or all of the Notes on or after March 1, 2023 at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to March 1, 2023, the Operating Company may redeem up to 40% of the aggregate principal amount of the Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 102.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In the event of certain developments affecting taxation, the Operating Company many redeem all, but not less than all, of the Notes.

Upon the occurrence of a Change of Control (as defined in the Indenture), the Operating Company must make an offer to repurchase all of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains covenants that, among other things, limit the ability of the Operating Company and its restricted subsidiaries to (i) incur or guarantee more debt or issue certain preferred shares, (ii) pay dividends on, repurchase, or make distributions in respect of their capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) create liens, (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets, (vii) enter into certain transactions with their affiliates, and (viii) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the Indenture.

The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Operating Company or certain of its subsidiaries. Upon an event of default, either the holders of at least 30% in principal amount of the then-outstanding Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K dated February 19, 2020, the Operating Company delivered a notice for the conditional redemption of all of its then outstanding 2024 Notes pursuant to the indenture, dated as of December 9, 2016 (the “2024 Notes Indenture”), among the Operating Company, the guarantors party thereto from time to time, Deutsche Trustee Company Limited, as trustee, Deutsche Bank, AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar.

As a result of completing the private offering of the Notes, the redemption condition set forth in the notice was satisfied and, on March 2, 2020, the Operating Company deposited sufficient funds with the trustee for the 2024 Notes to redeem the 2024 Notes and instructed such trustee to apply the deposited funds to redeem in full the aggregate principal amount of the 2024 Notes outstanding on March 2, 2020. As a result, the 2024 Notes have been redeemed and the 2024 Notes Indenture has been satisfied and discharged in accordance with its terms. Notwithstanding the foregoing, certain customary provisions of the 2024 Notes Indenture, including those relating to the compensation and indemnification of the trustee, will survive. The 2024 Notes were redeemed at a redemption price equal to 102.375% of the principal amount thereof, plus accrued and unpaid interest to March 2, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated March 2, 2020, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar.

4.2	Form of 2.375% Senior Notes due 2028 (included as part of Exhibit 4.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc. (Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman
Senior Vice President, General Counsel and Secretary

Date: March 3, 2020